Exhibit 4.2

COGENT COMMUNICATIONS GROUP, INC.
1.00% CONVERTIBLE SENIOR NOTES DUE 2027

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER. FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS NOTE, (1) THE ISSUE PRICE IS $977.50; (2) THE AMOUNT OF THE ORIGINAL ISSUE DISCOUNT IS $22.50; (3) THE ISSUE DATE IS JUNE 11, 2007; AND (4) THE YIELD TO MATURITY IS [LATHAM – PLEASE PROVIDE YIELD TO MATURITY]% (COMPOUNDED SEMI-ANNUALLY).

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (‘‘RULE 144A’’)); (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR ANY OF THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, IN COMPLIANCE WITH RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, AND IN ANY CASE A CERTIFICATION AND/OR

OTHER INFORMATION SATISFACTORY TO EACH OF THEM; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE 2(B) ABOVE OR UPON ANY TRANSFER OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO IN THE TERMS OF SECURITIES ATTACHED HERETO.

No. 1                                                            Principal Amount $200,000,000, as revised by the Schedule of Increases and Decreases in Global Security attached hereto.

CUSIP NO.: 19239V AA2

ISIN: US19239VAA26

1.00% Convertible Senior Notes due 2027

Cogent Communications Group, Inc., a Delaware corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of TWO HUNDRED MILLION Dollars, as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on June 15, 2027.

Interest Payment Dates:	June 15 and December 15
Regular Record Dates:	June 1 and December 1

Additional provisions of this Security are set forth on the attached “Terms of Securities.”

Dated: June 11, 2007

COGENT COMMUNICATIONS GROUP, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
Authorized Signatory

TERMS OF SECURITIES

1.00% Convertible Senior Notes due 2027

The Company issued this Security under an Indenture dated as of June 11, 2007 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company and the Trustee, to which reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders.  Additional Securities may be issued under the Indenture in an unlimited aggregate principal amount subject to certain conditions specified in the Indenture.

1.                                       Interest

Cogent Communications Group, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate of 1.00% per annum until (but excluding) June 15, 2027.

The Company will pay interest semiannually in arrears on June 15 and December 15 of each year (each, an “Interest Payment Date”), commencing December 15, 2007, to Holders of record on the immediately preceding June 1 and December 1.  Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from June 11, 2007.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.                                       Method of Payment

By no later than 11:00 a.m. (New York City time) on the date on which any principal of, interest (including Additional Interest, if any) or premium, if any, on any Security is due and payable, the Company shall deposit with the Paying Agent money sufficient to pay such amount.  The Company will pay principal, premium and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of Securities represented by a Global Security (including principal, interest (including Additional Interest, if any) and premium, if any) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company.  The Company will pay principal of Definitive Securities at the office or agency designated by the Company for such purpose.  Interest (including Additional Interest, if any), on Definitive Securities will be payable (i) to Holders having an aggregate principal amount of $1,000,000 or less, by check mailed to the Holders of these Securities and (ii) to Holders having an aggregate principal amount of more than $1,000,000, either by check mailed to each Holder or, upon application by a Holder to the Registrar not later than the relevant record date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

3.                                       Redemption

Subject to certain conditions specified in the Indenture, the Securities will be redeemable, at the option of the Company, in whole at any time or in part from time to time, at any time on or after June 20, 2014 and at a price equal to 100% of the principal amount of Securities to be redeemed, plus accrued and unpaid interest (including Additional Interest, if any) to but excluding the Redemption Date provided, however, that if the Redemption Date falls after a Regular Record Date for the payment of interest and on or prior to the corresponding Interest Payment Date, the Company shall pay accrued and unpaid interest to but excluding the Redemption Date to the  Holder of record at the close of business on such Regular Record Date on the Interest Payment Date and the Redemption Price for the Securities will be 100% of the principal amount of the Securities to be redeemed.

4.                                       Purchase by the Company at the Option of the Holder; Purchase at the Option of the Holder Upon a Designated Event

(a)                                  Subject to the terms and conditions of the Indenture, a Holder shall have the option to require the Company to purchase all or a portion of its Securities held by such Holder on each of June 15, 2014, June 15, 2017 and June 15, 2022 (each a “Purchase Date”) at a Purchase Price specified in the Indenture.

(b)                                 If a Designated Event shall occur at any time, each Holder shall have the right, at such Holder’s option and subject to the terms and conditions of the Indenture, to require the Company to purchase all or a portion of its Securities at a Designated Event Purchase Price specified in the Indenture.

5.                                       Conversion

Subject to the procedures for conversion set forth in the Indenture, a Holder may convert its Securities on or prior to the close of business on the Scheduled Trading Day immediately preceding Stated Maturity only when one or more of the conditions specified in the Indenture are met and during the related specified period.  On or after April 15, 2027, a Holder may convert its Securities at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Stated Maturity regardless of such conditions specified in the Indenture.

The initial Base Conversion Rate is 20.3355 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment in certain events described in the Indenture.  Upon conversion, the Company will either (i) deliver shares of Common Stock based on the Applicable Conversion Rate or (ii) pay cash and shares of Common Stock, if any, as set forth in the Indenture.  The Company shall deliver cash in lieu of any fractional share of Common Stock.

A Holder may convert a portion of the Securities only if the principal amount of such portion is $1,000 or a multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture.

6.                                       Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of principal amount of $1,000 and multiples of $1,000.  A Holder may transfer or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange of Securities (i)               so selected for redemption or, if a portion of any Security is selected for redemption, the portion thereof selected for redemption or (ii) surrendered for conversion or, if a portion of any Security is surrendered for conversion, the portion thereof surrendered for conversion.

7.                                       Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

8.                                       Unclaimed Money

If money for the payment of principal, premium, if any, or interest (including Additional Interest, if any) remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company, subject to applicable abandoned property laws.  After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

9.                                       Amendment, Waiver

Subject to certain exceptions, the Indenture contains provisions permitting an amendment of the Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the then outstanding

Securities and the waiver of any Event of Default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Holder affected) or noncompliance with any provision with the written consent of the Holders of a majority in principal amount of the then outstanding Securities.

In addition, the Indenture permits an amendment of the Indenture or the Securities without the consent of any Holder under certain circumstances specified in the Indenture.

10.                                 Defaults and Remedies

Subject to the following paragraph, if an Event of Default specified in the Indenture occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities by notice to the Company to be due and payable immediately.  In addition, certain specified Events of Default will cause the Securities to become immediately due and payable without further action by the Holders.

As set forth in the Indenture, the sole remedy for an Event of Default relating to the Company’s failure to comply with the reporting obligations under Article 5 of the Indenture, and for any failure to comply with the requirements of Section 314(a)(1) of the TIA, will for the 60 days after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the principal amount of the Securities at a rate equal to 0.25% per annum.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it.  Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal, interest (including Additional Interest, if any) or premium, if any) if it determines that withholding notice is in their interest.

11.                                 Trustee Dealings with the Company

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

12.                                 No Recourse Against Others

An incorporator, director, officer, employee, Affiliate or stockholder of the Company, solely by reason of this status, shall not have any liability for any obligations of the Company under the Securities, the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

13.                                 Authentication

This Security shall not be valid until an authorized signatory of the Trustee manually authenticates this Security.

14.                                 Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

15.                                 CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

16.                                 Governing Law

This Security and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.  Requests may be made to:

Cogent Communications Group, Inc.

1015 31st St. NW

Washington, DC  20007

Attention: Robert N. Beury, Jr., Chief Legal Officer

ASSIGNMENT FORM

To assign this Security, fill in the form below:
I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

☐	1	acquired for the undersigned’s own account, without transfer; or

☐	2	transferred to the Company; or

☐	3	transferred pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

☐	4	transferred pursuant to and in compliance with Rule 144A under the Securities Act; or

☐	5	transferred pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.

Signature:

Signature Guarantee:

(Signature must be guaranteed)	Signature:

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

10

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

11